Exhibit 10.19

DATED     14 SEPTEMBER 2022

ANGEL POND PARTNERS LLC

MANGOMILL PLC

INTRA-GROUP LOAN AGREEMENT

THIS AGREEMENT is made on 14 September 2022

BETWEEN:

1.	Angel Pond Partners LLC, a limited liability company form and registered in the Cayman Islands (the “Lender”); and

2.	Mangomill plc, a company incorporated in Ireland under registration number 606330 and having its registered office at 10 Earlsfort Terrace, Dublin 2, D02 T380 (the “Borrower”),

(each a “Party” and together, the “Parties”)

BACKGROUND:

(A)	The Lender has agreed to provide a loan facility to the Borrower pursuant to the terms of this Agreement.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement, unless the context otherwise requires:

“Agreement” means this agreement;

“Business Day” means a day (other than a Saturday or Sunday or public holiday in Ireland) on which clearing banks are open for business in Dublin;

“Effective Time” means such time and date on which the cross-border merger of MariaDB Corporation Ab with and into the Borrower becomes effective in accordance with the applicable laws;

“EUR” “euro” or “€” means the lawful currency of Ireland;

“Loan” has the meaning given to it in Clause 2;

“Party” means a party to this Agreement;

“Proceedings” has the meaning given to it in Clause 6.8(a); and

“Working Hours” means 9.00 am to 5.00 pm on a Business Day.

1.2	In this Agreement, unless the context otherwise requires:

(a)	a reference to:

(i)	a “Party” includes its successors in title and permitted assigns;

(ii)	a “company” will be construed so as to include any company, corporation or body corporate, wherever and however incorporated or established;

(iii)	a “Clause”, “sub-Clause”, “paragraph”, “sub-paragraph” unless otherwise specified, is a reference to a clause, sub-clause, paragraph, sub-paragraph of this Agreement;

(iv)	“writing” or similar expressions includes, unless otherwise specified, transmission by email but excludes fax;

(v)	the singular includes the plural and vice versa and references to one gender includes all genders;

(vi)	“day” or a “Business Day” will mean a period of 24 hours running from midnight to midnight;

(vii)	times are to time in Ireland; and

(viii)

any document, instrument or agreement (including this Agreement) is a reference to that document, instrument or agreement as amended, varied, novated or supplemented for the time being, provided that to the extent that any such amendment, variation, novation or supplement requires the consent of a Party under this Agreement, it will not be taken into account for the purposes of this Agreement until all such consents have been obtained.

1.3

General words introduced by the word “other”, “including”, “include” or “in particular” or any similar expression will not be given a restrictive meaning because of the fact that they are preceded by words indicating a particular class of acts, matters or things and will be construed as illustrative and will not limit the sense of the words preceding those terms.

1.4	The table of contents and headings in this Agreement are inserted for convenience only. They will be ignored in the interpretation of this Agreement.

1.5

The Parties have participated jointly in the negotiating and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favouring or disfavouring a Party by the authorship of any of the provisions of this Agreement.

1.6

Where any provision of this Agreement specifies a notice period or other period of time and the day on which such period will end is not a Business Day, such period will be construed so as to end on the next Business Day.

1.7

The Background to this Agreement will be deemed to form part of this Agreement and the Background will have the same force and effect as if set out in the body of this Agreement and references to this Agreement include the Background.

2.	LOAN

The Lender agrees to make available to the Borrower a loan facility in an aggregate amount of EUR263,063.50 to be advanced upon the written request of the Borrower to the Lender at any time between the date of this Agreement and the Effective Time.

3.	REPAYMENT

All and any amount outstanding under this Agreement (including interest, if any) will be repayable on the Lender’s written demand to the Borrower. In the absence of such prior demand, all outstanding principal under this Agreement will be due and payable to the Lender on the Effective Time.

4.	INTEREST

Interest will not be charged on the Loan.

5.	ASSIGNMENT

Neither Party may assign, create a trust in respect of, transfer or otherwise dispose of or purport to do any of the foregoing in respect of all or any of its rights or obligations under this Agreement to any person or permit the assumption of its obligations under this Agreement, without the prior written consent of the other Party.

6.	GENERAL

6.1	Variation

This Agreement may only be varied in writing (including electronic methods of writing) signed by or on behalf of each Party.

6.2	Remedies and Waivers

(a)	No delay or omission by a Party in exercising any right, power or remedy provided by law or under this Agreement will:

(i)	affect that right, power or remedy; or

(ii)	operate as a waiver of it.

(b)

The exercise or partial exercise of any right, power or remedy provided by law or under this Agreement will not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

(c)	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

6.3	Counterparts and Manner of Execution/Transmission

(a)

This Agreement may be executed in any number of counterparts, and by the Parties on separate counterparts, but will not be effective until each Party has executed at least one counterpart, which will have the same effect as if the signatures on the counterparts were on a single original of this Agreement.

(b)	Each counterpart will constitute a duplicate original of this Agreement but all the counterparts will together constitute but one and the same instrument.

(c)

Transmission of an executed counterpart of this Agreement (or of the executed signature page of a counterpart of this Agreement) by personal delivery, email (in PDF, JPEG or other readable format) or commercial courier will take effect as delivery of an executed counterpart of this Agreement. If such a method of delivery is adopted by a Party, without prejudice to the validity of the agreement so made, it will provide the other Party with the complete executed original of such counterpart as soon as reasonably possible on request in writing.

6.4	No partnership or agency

Nothing in this Agreement and no action taken by the Parties under this Agreement will constitute, or be deemed to constitute, a partnership, association, joint venture or other cooperative entity between the Parties nor will it make a Party the agent of the other Party for any purpose. Save to the extent expressly provided to the contrary in this Agreement, neither Party has, under this Agreement, any authority or power to bind or to contract in the name of the other Party.

6.5	Further Assurances

Each Party will, at its own expense, following written request, do and execute or procure to be done and executed all necessary acts, deeds, documents and things (in a form satisfactory to the other Party, acting reasonably) which are necessary for giving full effect to this Agreement and securing to the other Party the full benefit of the rights, powers and remedies conferred on it in or by this Agreement.

6.6	Notices

(a)

Any notice or other communication under this Agreement will only be effective if it is in writing. Any notice or other communication under this Agreement that is delivered by fax will not be effective for any purpose.

(b)	No notice or other communication given or made under this Agreement may be withdrawn or revoked.

(c)

Any notice or other communication given or made under this Agreement will be addressed as provided in this Clause and, if so addressed, will, in the absence of earlier receipt and subject to Clause 6.6(d), be deemed to have been duly given or made as follows:

(i)	if sent by personal delivery, on delivery at the address of the relevant Party;

(ii)	if sent by commercial courier, on the date and at the time of signature of the courier’s receipt;

(iii)	if sent by pre-paid post, two clear Business Days after the date of posting; or

(iv)	if sent by email, when sent.

(d)

Any notice or other communication given or made, or deemed to have been given or made, outside Working Hours will be deemed not to have been given or made until the start of the next period of Working Hours.

(e)	The relevant notice details of the Parties are:

Name/Title of Recipient	Address	Email Address
Theodore Wang	45 E. 85th St., 9E, New York, New York, 10028, United States	Ted.Wang@angelpond.com

William Houlihan	10 Earlsfort Terrace, Dublin 2, D02 T380	williamarthurhoulihan@gmail.com

(f)	A Party may notify the other Party in writing of a change to its notice details. That notification will only be effective on:

(i)	any effective date specified in the notification; or

(ii)

if no effective date is specified or the effective date specified is less than five clear Business Days after the date when notice is received, the date falling five clear Business Days after the notification has been received. Until the end of such notice period, service on either address will remain effective.

(g)

Each Party agrees that process and any other documents in respect of Proceedings in any court, tribunal (arbitral or otherwise) or before any other entity or person involved in a dispute resolution process with respect to this Agreement will be validly served on that Party if they are served under this Clause 6.6 and each Party irrevocably consents to service in that manner. Nothing in this Agreement will affect the right of any Party to serve process and any other documents in any other manner permitted by applicable law.

6.7	Governing law

This Agreement and any dispute or claim arising out of or in connection with it or its subject matter, formation, existence, negotiation, validity, termination or enforceability (including non-contractual obligations, disputes or claims) will be governed by and construed in accordance with the laws of Ireland.

6.8	Jurisdiction

(a)

Each of the Parties irrevocably agrees that the courts of Ireland will have exclusive jurisdiction to settle any Dispute and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) will therefore be brought in the courts of Ireland.

(b)

Each of the Parties to this Agreement irrevocably waives any right that it may have to object to Proceedings being brought in the courts of Ireland, to claim that the action has been brought in an inconvenient forum or to claim that those courts do not have jurisdiction.

6.9	Entire Agreement

This Agreement constitutes the entire understanding and agreement between the Parties in respect of the Loan and supersedes all prior agreements, arrangements, letters and discussions between the Parties.

IN WITNESS WHEREOF the Parties to this Agreement have caused this Agreement to be executed the day and year first written above.

SIGNED by THEODORE WANG for and on behalf of ANGEL POND PARTNERS LLC	/s/ Theodore Wang Signature

SIGNED by THEODORE WANG for and on behalf of MANGOMILL PLC	/s/ Theodore Wang Signature